Exhibit 4.2

Execution Version

First Supplemental Indenture

Dated as of December 16, 2019

to

Indenture dated as of December 16, 2019 by and between

CenturyLink, Inc. and Regions Bank, as Trustee

$1,250,000,000 5.125% Senior Notes due 2026

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 16th day of December 2019, by and between CENTURYLINK, INC., a Louisiana corporation, having a principal office at 100 CenturyLink Drive, Monroe, Louisiana 71203 (the “Corporation”), and REGIONS BANK, an Alabama state banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of December 16, 2019 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under Section 2.01 of the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described in a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation proposes to create under the Original Indenture a new series of Securities; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Clearing Agency or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 144A.

“Additional Notes” shall have the meaning set forth in Section 2.01.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at December 15, 2022 (such redemption price being set forth in the table appearing under Section 3.01), plus (ii) all unpaid interest that would be payable (or, in the case of the period following the most recent interest payment date prior to December 15, 2022, that would accrue) through December 15, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Clearing Agency, Euroclear or Clearstream that apply to such transfer or exchange.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s properties or assets and the properties or assets of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or one of its subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Corporation’s Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearing Agency” means The Depository Trust Company or another organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as a depositary with respect to the Notes and in whose name, or in the name of a nominee of that organization, shall be registered a global security evidencing the rights and obligations of holders in respect of the Notes and which shall undertake to effect book entry transfers and pledges of the Notes.

“Clearstream” means Clearstream Banking, S.A.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Sections 2.01 and 2.04 hereof (including any Restricted Definitive Note and any Unrestricted Definitive Note), substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Global Note Legend” means the legend set forth in Section 2.04(f)(ii) hereof, which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of, and registered in the name of, the Clearing Agency or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.04 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” shall have the meaning specified in Section 2.01.

“Interest Payment Date” shall have the meaning set forth in Section 2.02(b).

“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and (iv) the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc. or any successor to the rating agency business thereof.

“Notes” shall mean, unless the context otherwise requires, the Initial Notes and the Additional Notes, if any, referred to collectively.

“Original Issue Date” means December 16, 2019.

“Participant” means, with respect to the Clearing Agency, Euroclear or Clearstream, a Person who has an account with the Clearing Agency, Euroclear or Clearstream, respectively (and, with respect to the Clearing Agency, shall include Euroclear and Clearstream).

“Paying Agent” shall have the meaning set forth in Section 4.01.

“Private Placement Legend” means the legend set forth in Section 2.04(f)(i) hereof to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) promulgated under the Exchange Act, selected by the Corporation (as certified by a resolution of the Corporation’s board of directors or a duly authorized committee thereof) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Date” means the date which is 90 days prior to the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Corporation’s intention to effect a Change of Control.

“Ratings Event” means a downgrade by one or more gradations of the rating of the Notes by at least two Ratings Agencies on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Corporation’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), following which the rating of the Notes by at least two of the Rating Agencies so downgrading the Notes during such period is below Investment Grade.

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in Rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event set forth in this Section 1.01) if the Rating Agencies making the reduction in Rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Registrar” shall have the meaning set forth in Section 4.01 hereof.

“Regular Record Date” means (x) with respect to any Interest Payment Date for the Notes (other than the Stated Maturity Date), the February 1 and August 1 immediately preceding such Interest Payment Date and (y) to the extent the Interest Payment Date for the Notes is the Stated Maturity Date, December 1, 2026.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Clearing Agency or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 903” means Rule 903 promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 904” means Rule 904 promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity of the Notes” means December 15, 2026.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2022; provided, however, that if the period from the redemption date to December 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 2

5.125% SENIOR NOTES DUE 2026

Section 2.01    Establishment.

(a)    General. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s 5.125% Senior Notes due 2026 (the “Initial Notes”).

There are to be initially authenticated and delivered on the Original Issue Date $1,250,000,000 aggregate principal amount of Initial Notes. Additional Notes, without limitation as to amount, and without the consent of the holders of the then outstanding Notes, but with the same terms as such outstanding Notes (except the issue price, the issue date and the initial interest payment date), may be authenticated and delivered in the manner provided in Article II of the Original Indenture and such additional Notes would constitute a single series with such outstanding Notes (the “Additional Notes”). In addition, Additional Notes may be authenticated and delivered except as expressly provided to the contrary in the Original Indenture. The Notes may be issued from time to time pursuant to a written order of the Corporation delivered to the Trustee for the authentication and delivery of Notes pursuant to Section 2.04 of the Original Indenture. The Notes shall be issued in fully registered form without interest coupons.

Each Note shall be dated the date of authentication thereof.

(b)    Form of Global Notes and Definitive Notes. Global Notes will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Any Definitive Notes issued will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such aggregate principal amount of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.04 hereof.

Section 2.02    Stated Maturity; Payment of Principal and Interest.

(a)    Stated Maturity. The date upon which the principal of the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is December 15, 2026.

(b)    Interest. Each Note will bear interest at the rate of 5.125% per annum, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, and at the same rate per annum on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, payable on February 15 and August 15 of each year and on December 15, 2026 (each such date, an “Interest Payment Date”), commencing on August 15, 2020, to the person in whose name such Note or any predecessor Note is registered at the close of business on the applicable Regular Record Date.

(c)    Payment of Principal and Interest. The amount of interest payable on any Notes for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date, any redemption date or the Stated Maturity of the Notes falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or the Stated Maturity of the Notes, as the case may be, to the date of that payment on that next succeeding Business Day.

Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Corporation maintained for such purpose as described in Section 4.01 below; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and, provided, further that, in the case of payments of principal and premium, if any, such Notes are first surrendered to the Paying Agent.

Notwithstanding the foregoing, as long as the Notes are represented by Global Notes, payments of principal of, premium, if any, and interest on the Notes will be made by wire transfer of immediately available funds to the Clearing Agency or its nominee as the initial holder of the Notes.

Section 2.03    Denominations. The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. Notwithstanding anything in this First Supplemental Indenture to the contrary, unless and until they are exchanged for Definitive Registered Notes as described below, the Global Notes issued on the Original Issue Date may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency. If at any time (i) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as a Clearing Agency for the Global Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Exchange Act at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Corporation’s becoming aware of the Clearing Agency’s ceasing to be so registered, (iii) an Event of Default has occurred and is continuing with respect to the Notes, or (iv) the Corporation, in its sole discretion, determines that the Global Notes shall be so exchangeable, the Corporation will execute, and, subject to Article II of the Original Indenture, the Trustee, upon receipt of a written order therefor, will authenticate and deliver Definitive Registered Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Upon exchange of the Global Notes for such Definitive Registered Notes, in authorized denominations, the Global Notes shall be cancelled by the Trustee or by the Custodian acting on the Trustee’s behalf. Such Definitive Registered Notes issued in exchange for the Global Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Clearing Agency for delivery to the Persons in whose names such Notes are so registered.

A Global Note may not be exchanged for another Note other than as provided in this Section 2.04(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.04(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Clearing Agency, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs of this Section 2.04, if and as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both:

a.    a written order from a Participant or an Indirect Participant given to the Clearing Agency in accordance with the Applicable Procedures directing the Clearing Agency to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

b.    instructions given in accordance with the Applicable Procedures containing information regarding the Participant or Indirect Participant account to be credited with such increase; or

(B)    both:

a.    a written order from a Participant or an Indirect Participant given to the Clearing Agency in accordance with the Applicable Procedures directing the Clearing Agency to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

b.    instructions given by the Clearing Agency to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (a) above.

(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.04(b)(ii) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.04(b)(ii) above and:

(A)    the Registrar receives the following:

a.    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

b.    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Corporation shall issue and, upon receipt of an authentication order in accordance with Section 2.01 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to the limitations in Section 2.04(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such beneficial interest is being transferred to the Corporation or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Corporation shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Clearing Agency and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to the limitations in Section 2.04(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)    the Registrar receives the following:

a.    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

b.    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to the limitations in Section 2.04(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.04(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Corporation will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Clearing Agency and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(iii) will not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note issued in accordance with this Section 2.04 proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such Restricted Definitive Note is being transferred to the Corporation or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note issued in accordance with this Section 2.04 may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)    the Registrar receives the following:

a.    if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

b.    if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.04(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note issued in accordance with this Section 2.04 may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Corporation will issue and, upon receipt of an authentication order in accordance with Section 2.01 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.04(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e).

(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)    the Registrar receives the following:

a.    if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

b.    if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of this First Supplemental Indenture.

(i)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF CENTURYLINK, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO CENTURYLINK, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, CENTURYLINK, INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.04 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. The Corporation may also provide a certificate to the Trustee instructing the Trustee that the Private Placement Legend no longer applies or issue one or more new Notes to the Trustee without the Private Placement Legend in replacement for all or part of the Notes with such legend.

(ii)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to the Corporation or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Clearing Agency at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Clearing Agency at the direction of the Trustee to reflect such increase.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01    Optional Redemption Procedures for the Notes.

At any time or from time to time before December 15, 2022, the Corporation may, at its option, redeem some or all of the Notes, upon not less than 10 nor more than 60 day’s prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

At any time or from time to time on or after December 15, 2022, the Corporation may, at its option, redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve months beginning December 15 of the years indicated below:

Year	Redemption Price
2022	102.563%
2023	101.281%
2024 and thereafter	100.000%

In addition, at any time or from time to time on or before December 15, 2022, the Corporation may, at its option, redeem up to 40% of the original aggregate principal amount of the Notes (including any Additional Notes) at a redemption price equal to 105.125% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds from one or more private placements of, or underwritten public offerings of, its common stock; provided, however, that at least 60% of the original aggregate principal amount of the Notes (including any Additional Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 180 days of such private placement or public offering upon not less than 10 nor more than 60 days’ prior notice.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Corporation, or any third party making such tender offer in lieu of the Corporation, purchases all of the Notes validly tendered and not withdrawn by such holders, the Corporation or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the greater of (i) the highest price offered to any other holder in such tender offer (exclusive of amounts paid in respect of accrued and unpaid interest) and (ii) par, plus accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

The Corporation will mail notice of redemption at least 10 but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed at its registered address; provided, however, that if all of the Notes to be redeemed are held in global form by any Clearing Agency, the Corporation, by written direction, shall cause the Trustee to furnish notice of redemption at least 10 but not more than 60 days before the redemption date to such Clearing Agency. The notice of redemption for the Notes will state the amount of Notes to be redeemed, the redemption date, the redemption price, any conditions to redemption, the place or places that payment will be made upon presentation and surrender of Notes to be redeemed, and any other information required by Article III of the Original Indenture or that the Corporation, in its sole discretion, elects to include. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date.

The Corporation may furnish or cause to be furnished any notice of redemption prior to the completion of any event or transaction related to such redemption. Any redemption described above or notice thereof may, at the Corporation’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Corporation’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and any notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

If the Corporation chooses to redeem less than all of the Notes, the Corporation will notify the Trustee at least 5 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Notes to be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the Notes to be redeemed in part.

If the Corporation gives notice as provided in the Original Indenture, and funds for the redemption of any Notes (or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those Notes will be to receive payment of the redemption price.

The Corporation will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation. Neither the Corporation nor the Trustee shall be required to register the transfer of or exchange the Notes redeemed pursuant to this Section 3.01.

Section 3.02    Purchase of Notes Upon a Change of Control Repurchase Event.

(a)    Repurchase Price. If a Change of Control Repurchase Event occurs, unless the Corporation has exercised its right to redeem the Notes in accordance with this Article 3, it will make an offer to each holder of the Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, together with any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b)    Notice. Within 30 days following any Change of Control Repurchase Event or, at the Corporation’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Corporation will mail a notice to each holder of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and (i) offering to repurchase the Notes on the repurchase date specified in the notice, which date will be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, (ii) indicating that all Notes validly tendered and not validly withdrawn will, to the extent lawful, be accepted for payment and any Note not tendered will continue to accrue interest, (iii) specifying the CUSIP numbers for the Notes, (iv) stating that, unless the Corporation defaults in its payment in connection with the Change of Control Repurchase Event, all Notes accepted for payment pursuant to the Corporation’s offer to repurchase such Notes will cease to accrue interest after such repurchase, (v) stating that holders electing to have any Notes repurchased by the Corporation pursuant to this Section 3.02 will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date, (vi) stating that holders will be entitled to withdraw their election made pursuant to this Section 3.02 if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for repurchase, and a statement that such holder is withdrawing his election to have the Notes repurchased and (vii) stating that holders whose Notes of any series are being repurchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Corporation’s offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice. The Corporation will cause its offer to purchase to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes set forth in this Section 3.02, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.02 by virtue of such conflict.

(c)    Payment. On the repurchase date following a Change of Control Repurchase Event, the Corporation will, to the extent lawful:

(i)    accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Corporation’s offer;

(ii)    deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Corporation.

The Paying Agent will promptly mail to each holder of the Notes purchased hereunder the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note of the same series equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Corporation will publicly announce the results of its offer to repurchase the Notes on or as soon as practicable after the repurchase date.

(d)    Third Party Offer. The Corporation will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.02 applicable to an offer made by the Corporation and such third party purchases all Notes properly tendered and not withdrawn under such third party’s offer.

Section 3.03    No Sinking Fund. The Notes are not subject to, and do not have the benefit of, any sinking fund.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01    Paying Agents; Transfer Agents; Place of Payment.

(a)    Paying Agent; Transfer Agent. The paying agent for the Notes shall initially be the Trustee (in such capacity, the “Paying Agent”), and the place of payment for the Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 400 Convention Street, 9th Floor, Baton Rouge, Louisiana 70802. Principal of, premium, if any, and interest with respect to any Definitive Notes will be payable at the office or agency of the Corporation maintained for such purpose in the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado, or the Borough of Manhattan, the City and State of New York. The Trustee shall also serve as security registrar (in such capacity, the “Registrar”) for the purpose of registering Notes and transfers or exchanges of Notes.

(b)    Additional Paying Agent or Transfer Agent. The Corporation may from time to time designate one or more additional offices or agencies where Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 4.02 of the Original Indenture; provided that the Corporation shall at all times maintain a Paying Agent and an office or agency where Notes may be surrendered for registration of transfer or exchange, in each case in the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado, or the Borough of Manhattan, The City of New York.

Section 4.02    Recitals by Corporation. The recitals in this First Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 4.03    Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read and construed as one and the same instrument.

Section 4.04    Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this First Supplemental Indenture to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

CENTURYLINK, INC.

By:	/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman
Title: Senior Vice President and Treasurer

By:	/s/ Eric J. Mortensen
Name: Eric J. Mortensen
Title: Senior Vice President and Controller

REGIONS BANK, as Trustee

By:	/s/ Kesha A. Jupiter
Name: Kesha A. Jupiter
Title: Vice President

[Signature Page to the Supplemental Indenture]

EXHIBIT A

(Form of Face of Note)

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture referred to on the reverse hereof]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture referred to on the reverse hereof]

CUSIP No.: [    ] [    ]

ISIN: [    ] [    ]

$

No.

CENTURYLINK, INC.

5.125% SENIOR NOTE DUE 2026

CenturyLink, Inc., a Louisiana corporation (the “Corporation,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                 , or registered assigns, the principal sum of              DOLLARS ($             ), on December 15, 2026 (such date is hereinafter referred to as the “Stated Maturity Date”), and to pay interest on said principal sum, from December 16, 2019 or from the next most recent date to which interest has been paid or duly provided for, semi-annually in arrears, on February 15 and August 15 of each year and December 15, 2026 (each such date, an “Interest Payment Date”), commencing on August 15, 2020, at the rate of 5.125% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest compounded semi-annually, on any overdue principal and premium, if any, and on any overdue installment of interest at the same rate per annum.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date, any redemption date or the Stated Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or Stated Maturity Date, as the case may be, to the date of that payment on that next succeeding Business Day.

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date (as defined in the First Supplemental Indenture) for such interest installment. Any such interest installment not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the holders at the close of business on such Regular Record Date and may be paid by the Corporation to the Person in whose name this Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, which shall not be more than 15 days or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of such proposed payment, and notice of which shall be given to the holders of the Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Corporation maintained for that purpose in the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado, or the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and provided further, that, in the case of payments of principal and premium, if any, this Note is first surrendered to the Paying Agent.

Notwithstanding the foregoing, as long as this Note is represented by a Global Note, payments of principal of, premium, if any, and interest on this Note will be made by wire transfer of immediately available funds to the Clearing Agency or its nominee as the initial holder of this Note.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other unsecured and unsubordinated obligations of the Corporation.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

CENTURYLINK, INC.

By:
Name: Rafael Martinez-Chapman
Title: Senior Vice President and Treasurer

By:
Name: Eric J. Mortensen
Title: Senior Vice President and Controller

Dated: December     , 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:
Authorized Officer

Dated: December     , 2019

This Note is one of a duly authorized issue of Securities of the Corporation (the “Securities”) issued and issuable in one or more series under an Indenture, dated as of December 16, 2019, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of December 16, 2019 (collectively, the “Indenture”), between the Corporation and Regions Bank, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 5.125% Senior Notes due 2026 (the “Notes”). Such series is being initially issued in the aggregate principal amount of $1,250,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

At any time or from time to time before December 15, 2022, the Corporation may, at its option, redeem some or all of the Notes, upon not less than 10 nor more than 60 day’s prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

At any time or from time to time on or after December 15, 2022, the Corporation may, at its option, redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve months beginning December 15 of the years indicated below:

Year	Redemption Price
2022	102.563%
2023	101.281%
2024 and thereafter	100.000%

In addition, at any time or from time to time on or before December 15, 2022, the Corporation may, at its option, redeem up to 40% of the original aggregate principal amount of the Notes (including any Additional Notes) at a redemption price equal to 105.125% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds from one or more private placements of, or underwritten public offerings of, its common stock; provided, however, that at least 60% of the original aggregate principal amount of the Notes (including any Additional Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 180 days of such private placement or public offering upon not less than 10 nor more than 60 days’ prior notice.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Corporation, or any third party making such tender offer in lieu of the Corporation, purchases all of the Notes validly tendered and not withdrawn by such holders, the Corporation or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the greater of (i) the highest price offered to any other holder in such tender offer (exclusive of amounts paid in respect of accrued and unpaid interest) and (ii) par, plus accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

The Corporation will mail notice of redemption at least 10 but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed at its registered address; provided, however, that if all of the Notes to be redeemed are held in global form by any Clearing Agency, the Corporation, by written direction, shall cause the Trustee to furnish notice of redemption at least 10 but not more than 60 days before the redemption date to such Clearing Agency. The notice of redemption for the Notes will state the amount of Notes to be redeemed, the redemption date, the redemption price, any conditions to redemption, the place or places that payment will be made upon presentation and surrender of Notes to be redeemed, and any other information required by the Indenture or that the Corporation, in its sole discretion, elects to include. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date.

The Corporation may furnish or cause to be furnished notice of redemption prior to the completion of any event or transaction related to such redemption. Any redemption described above or notice thereof may, at the Corporation’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Corporation’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and any notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

If the Corporation chooses to redeem less than all of the Notes, the Corporation will notify the Trustee at least 5 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Notes to be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the Notes to be redeemed in part.

If the Corporation gives notice as provided in the Indenture, and funds for the redemption of any Notes (or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those Notes will be to receive payment of the redemption price.

If a Change of Control Repurchase Event occurs, unless the Corporation has exercised its right to redeem the Notes as described above, it will make an offer to each holder of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of such holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased, together with any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

Within 30 days following any Change of Control Repurchase Event or, at the Corporation’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Corporation will mail a notice to each holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and (i) offering to repurchase the Notes on the repurchase date specified in the notice, which date will be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, (ii) indicating that all Notes validly tendered and not validly withdrawn will, to the extent lawful, be accepted for payment and any Note not tendered will continue to accrue interest, (iii) specifying the CUSIP numbers for the Notes, (iv) stating that, unless the Corporation defaults in its payment in connection with the Change of Control Repurchase Event, all Notes accepted for payment pursuant to the Corporation’s offer to repurchase such Notes will cease to accrue interest after such repurchase, (v) stating that holders electing to have any Notes repurchased by the Corporation will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date, (vi) stating that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a facsimile transmission or letter setting forth the name of the holder of Notes, the principal amount of Notes delivered for repurchase, and a statement that such holder is withdrawing his election to have the Notes repurchased and (vii) stating that holders whose Notes are being repurchased only in part will be issued new Notes in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Corporation’s offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice. The Corporation will cause its offer to purchase to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.02 of the First Supplemental Indenture by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Corporation will, to the extent lawful: (a) accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Corporation’s offer; (b) deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and (c) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Corporation.

The Paying Agent will promptly mail to each holder of Notes purchased under Section 3.02 of the First Supplemental Indenture the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note of the same series equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Corporation will publicly announce the results of its offer to repurchase the Notes on or as soon as practicable after the repurchase date.

The Corporation will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements applicable to an offer made by the Corporation and such third party purchases all Notes properly tendered and not withdrawn under such third party’s offer.

The Notes are not subject to, and do not have, the benefit of any sinking fund.

In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to certain specified exceptions, the Indenture contains provisions permitting (i) the Corporation and the Trustee, with the written consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture, to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in certain specified instances without the consent of holders of such series, the rights of the holders of each such series, and (ii) the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times and place and at the rate and in the currency herein prescribed.

As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the

Notes, the holders of not less than the requisite aggregate principal amount of the Notes specified in the Indenture at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of such requisite aggregate principal amount of Notes at the time outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee, any Paying Agent and any security registrar may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding the notice of ownership or writing hereon made by anyone other than the security registrar, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, affiliate, officer or director, as such, past, present or future, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the limitations therein and herein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Corporation.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Regions Bank

400 Convention Street—9th Floor

Baton Rouge, Louisiana 70802

Re: 5.125% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of December 16, 2019, between CenturyLink, Inc., as issuer (the “Company”) and Regions Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 16, 2019, between the Company and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                    ], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[            ] in such Note[s] or interests (the “Transfer”), to [                    ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A under the Securities Act, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)    ☐    such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d)    ☐    such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the

Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The	Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐	a beneficial interest in the:

(i) 144A Global Note (CUSIP 156700 BB1), or

(ii) Regulation S Global Note (CUSIP U1566P AB1), or

(b) ☐	a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐	a beneficial interest in the:

(i) 144A Global Note (CUSIP 156700 BB1), or

(ii) Regulation S Global Note (CUSIP U1566P AB1), or

(iii) Unrestricted Global Note (CUSIP [    ])

(b) ☐	a Restricted Definitive Note; or

(c) ☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Regions Bank

400 Convention Street—9th Floor

Baton Rouge, Louisiana 70802

Re: 5.125% Senior Notes due 2026

(CUSIP [                    ])

Reference is hereby made to the Indenture, dated as of December 16, 2019, between CenturyLink, Inc., as issuer (the “Company”) and Regions Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 16, 2019, between the Company and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                    ], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[                    ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the (check one):

☐	144A Global Note, or

☐	Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM TRANSFEREE

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Regions Bank

400 Convention Street—9th Floor

Baton Rouge, Louisiana 70802

Re: 5.125% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of December 16, 2019, between CenturyLink, Inc., as issuer (the “Company”) and Regions Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 16, 2019, between the Company and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $[                    ] aggregate principal amount of:

(a)	a beneficial interest in a Global Note, or

(b)	a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act.

D-1

3.    We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to the Company such legal opinions as the Company may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We understand that we may also be required to furnish to you and the Company such certifications and other information as you or the Company may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

4.    We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are not acquiring the Notes with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We understand that you and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Company of such inaccuracy.

[INSERT NAME OF TRANSFEREE]

By:
Name:
Title:

Dated:

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